EXHIBIT 10.1
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                                  FUNDING AGREEMENT


          This Funding Agreement (hereinafter referred to as "Agreement"), is entered into as of the 31st day of January, 1997 by and among Advanced Mammography Systems, Inc. (the "Company"), Emerald Capital Corporation ("Lender") and InterFirst Capital Corporation ("InterFirst") with reference to the following:

          A. Whereas, the Company desires a funding facility (the "Funding Facility") in the amount of up to $10,000,000.00 and the Lender has sources to provide the Funding Facility and which would be provided at the discretion of the Lender.

          B. Whereas, in connection with the Funding Facility the Company will sell to the Lender or its assigns (the "Investor"), shares of the common stock, par value $0.01 (the "Stock") of the Company at an aggregate purchase price of $1,250,000, with the price per share determined by the closing bid price on January 31, 1997, less 27% (the "Purchase Price"), plus one warrant (the "Warrant") for each share of stock purchased, with an exercise price equal to 115% of the closing bid price on January 31, 1997, (the "Exercise Price"), and shall expire on January 31, 2000. The Stock and Warrants are to be issued pursuant to Regulation S or Regulation D.
     The Warrants will be callable, if the bid price of the Stock of the Company averages 180% of the Purchase Price for 20 consecutive trading days. Upon execution of this Agreement, the transaction will close on or before February 6, 1997.

          C. Whereas, the Company and Lender are desirous of entering into an agreement whereby InterFirst will be paid a placement distribution fee by the Company.

          NOW, THEREFORE, IN CONSIDERATION of and in reliance upon the respective representations and warranties, covenants, terms and conditions herein contained, the parties agree as follows:

          1.   FUNDING FACILITY  The Lender hereby grants to the Company a
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     Funding Facility for $10,000,000, which will be an unsecured revolving facility so that when prior advances are repaid, those funds again become available for use by the Company. The interest rate shall be fixed at the prime plus 1.5%, on the outstanding balance from date of funding. The Company will make a written request to the lender for a draw down on the Funding Facility giving details of the proposed use of the funds. The lender will have five business days to accept the request or reject the request in its sole discretion. The funds will be used by the Company for any corporate purpose. Each advance shall be repaid within one year of the advance, with interest. Lender, with the prior approval of the Lender, may convert a portion of the outstanding balance to Stock of the Company, according to such terms as may be agreed upon at time of issuance. This Funding Facility shall be nonexclusive and the Company is free to obtain other forms of financing and through sources other than the Lender.

          2.   FEES.     Company agrees to pay to InterFirst or its assigns a
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     placement distribution fee of Ten percent (10%) and the Investors Counsels fees of One and One Quarter percent (1 1/4) ("Fees") of the gross proceeds in connection with the sale of the Stock and the exercise of the Warrants. The legal fees are to be agreed upon for the purchase of Stock (not in connection with the exercise of the Warrants) and/or the conversion of a portion of the Funding Facility to Stock.

          3.   PAYMENT OF FEES.    The Fees shall be payable at the closing of
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     any transaction under the Funding Facility for the purchase of Stock or the exercise of the Warrants, and/or the conversion of a portion of the funding facility to Stock, prior to the distribution of the net sales proceeds to the Company. The Fees shall be paid simultaneous with the funds being transferred to the Company. InterFirst and Investors Counsel, shall be entitled to advise and notify the Investor and the Company of any Fees due to InterFirst and Investors Counsel from the gross proceeds from any of the transactions under this Agreement. InterFirst and Counsel shall be entitled to submit directly to such Investor a demand or claim for the payment of the fees at the closing of and transaction under this Funding Facility and if not paid by the Investor then the Company shall pay the Fees of InterFirst and Investors counsel, assuming the Company receives the gross proceeds.

          4.   PLACEMENT WARRANTS. InterFirst or its assigns, shall receive
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     non-callable Three (3) year warrants to purchase common shares of the
     Company at the price which shall be the closing bid price on the day of closing of any transaction under this Agreement (the "Placement Warrants"). The number of Placement Warrant to be issued to InterFirst shall be Ten Percent (10%) of the number of Warrants issued to the Warrant Holders, and/or for any Stock issued in connection with this Agreement. The Placement Warrants and the underlying common stock will be issued under Regulation D and InterFirst shall make the customary Regulation D representations. Placement Warrants issuable with respect to the Stock and Warrants shall rest upon and in proportion to the purchase of the Stock and the exercise of the Warrants, as applicable.

          5.   REGISTRATION.  The Company shall use its best efforts to register
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     the Stock underlying the Placement Warrants, by filing a registration statement with the Securities and Exchange Commission ("SEC") on Form S-3 or other appropriate form (the "Form") within 60 days after issuance of the Placement Warrants and to file any amendments thereto within 30 days after receipt of an SEC comment letter (subject to availability of audited financial statements) and the Company agrees to keep the Form current and effective so long as the Placement Warrants (including the common stock that is issued upon the exercise of the warrant) ("Placement Warrants") are owned by the holder of the Placement warrants, but not to exceed three years from the date hereof. If the Company fails to fulfill its obligations set forth in the preceding sentence as to the Form, then the Company shall required to issue to InterFirst within 30 days, an additional amount of Placement Warrants equal to 12.5% of the number of Placement Warrants originally issued to InterFirst.

          6.   CONFIDENTIALITY.    Company and Lender agree that the source of
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     funds are to remain strictly confidential between Company and Lender only.
     Neither Company nor Lender shall divulge or distribute the contents of this Agreement to anyone else or use this Agreement in any way except as intended between the parties hereto, subject to such disclosure as may be required by law, as advised by Counsel to the Company. In addition, the Company shall hold and keep confidential any information regarding the identity and financial status of any investors/purchasers and Lender shall hold and keep confidential any non-public information regarding the Company.


          7.   INDEMNIFICATION.    The Company hereby agrees to indemnify Lender
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     and InterFirst for and hold them harmless against any loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against Lender and InterFirst, arising out of or in connection with it entering into this Agreement, the performance of its duties hereunder and otherwise in respect hereof, including the costs and expenses of defending itself against any claim or liability in connection with this Agreement, except that the Company shall not be liable hereunder as to matters in respect of which Lender or InterFirst is determined to have acted with gross negligence or in bad faith. Lender and InterFirst shall have no liability to the Investor or the Company, or any other person in respect to any action taken or any failure to act in respect of this Agreement if such action was taken of omitted to be taken in good faith, and Lender and InterFirst shall be entitled to rely in this regard on the advice of counsel.

          8.   MISCELLANEOUS.
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               a.   ENTIRE AGREEMENT.  This Agreement constitutes the entire
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     agreement among the parties pertaining to the subject matter hereof.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver shall be binding unless executed in writing by the party making the waiver.

               b.   COUNTERPARTS.  This Agreement may be executed simultaneously
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     in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures may be acceptable for the purpose of execution of this Agreement.

               c.   ASSIGNMENT.    The rights and obligations granted hereunder
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     may not be assigned to any third party without the prior written consent of the other party. Upon any valid assignment, this Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

               d.   ATTORNEYS' FEES.    If any legal action is brought for
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     the violation or breach of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection therewith.

               e.   GOVERNING LAW. This Agreement shall be construed in
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     accordance with and governed by the laws of the State of California.

               f.   ARBITRATION.   The parties hereto agree that any controversy
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     or claim arising under this Agreement will be settled by arbitration in accordance with the Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court or tribunal having jurisdiction thereof. The arbitration shall be commenced within 60 days of the date of submission to arbitration and the decision of the arbitrators shall be received within 30 days of the commencement of the arbitration. The findings of such arbitration shall be final and binding on all parties thereto and neither party shall have the right to appeal such finding to any other forum. The place of arbitration will be the County of Los Angeles, State of California.

               g.   SEVERABILITY.  If any portion of this Agreement shall be
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     declared or determined to be invalid, the remainder hereof shall nevertheless remain in full force and effect.

               h.   NOTICE.   All written notices, demands or requests of any
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     kind, which either party may be required or may desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notices, demands and requests to be made by personal service, provided that acknowledgment of receipt is made. Notice shall be deemed given upon personal delivery or three (3) days after depositing in the U.S. Mail, postage prepaid.

     Agreement continues on the next page

               i.   FURTHER ASSURANCES. Each party agrees to execute and
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     acknowledge such other instruments as may be reasonably necessary to effect the transactions contemplated herein.

          IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the date herein first written above.


     "Company"

     Advanced Mammography Systems, Inc.


     By:  /s/ Jack Nelson
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     "Lender"

     Emerald Capital Corporation


     By:  /s/ Yolanda Herik
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        Yolanda Herik, President

     InterFirst"

     InterFirst Capital Corporation


     By:  /s/ Paul Kessler
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